                          HCC INSURANCE HOLDINGS, INC.

                                    as Issuer

                                       AND

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                   (as successor to FIRST UNION NATIONAL BANK)

                                   as Trustee

                         ------------------------------

                          THIRD SUPPLEMENTAL INDENTURE

                          Dated as of November 23, 2004

                         ------------------------------

               Supplement to Indenture dated as of August 23, 2001

                                Table of Contents

                                                                                           Page
                                                                                           ----
Article 1         Creation of the Notes..............................................        1
   Section 1.01     Designation of Series............................................        1
   Section 1.02     Form of Notes....................................................        1
   Section 1.03     Limit on Amount of Series........................................        2
   Section 1.04     Interest.........................................................        2
   Section 1.05     Certificate of Authentication....................................        2
   Section 1.06     No Sinking Fund..................................................        2
   Section 1.07     Issuance in Global Form..........................................        2
   Section 1.08     Discharge of Indenture; Defeasance...............................        2
   Section 1.09     Other Terms of Notes.............................................        2
   Section 1.10     Additional Definitions...........................................        3

Article 2         Conversion of Notes................................................        4
   Section 2.01     Conversion Privilege.............................................        4
   Section 2.02     Exercise of Conversion Privilege.................................        8
   Section 2.03     Fractions of Common Stock Shares.................................        9
   Section 2.04     Adjustment of Conversion Price...................................        9
   Section 2.05     Reorganization of the Company....................................       17
   Section 2.06     Notice of Adjustments of Conversion Rate.........................       19
   Section 2.07     Notice of Certain Corporate Action...............................       19
   Section 2.08     Company to Reserve Common Stock..................................       20
   Section 2.09     Taxes on Conversions.............................................       20
   Section 2.10     Covenant as to Common Stock......................................       20
   Section 2.11     Cancellation of Converted Notes..................................       20
   Section 2.12     Right of Holders to Convert......................................       20
   Section 2.13     Conversion After a Public Acquirer Change of Control.............       20

Article 3         Redemption of Notes................................................       21
   Section 3.01     Optional Redemption by the Company...............................       21
   Section 3.02     Applicability of Article.........................................       21

Article 4         Purchase of Notes by the Company at the Option of the Holders......       21
   Section 4.01     Purchase at Option of Holders on Specified Purchase Date.........       21
   Section 4.02     Purchase at Option of Holders Upon Change of Control.............       23
   Section 4.03     Certain Article 4 Definitions....................................       26

Article 5         Events of Default..................................................       27
   Section 5.01     Additional Events of Default.....................................       27
   Section 5.02     Amendment........................................................       27

Article 6         Amendments, Supplements and Waivers................................       28
   Section 6.01     With Consent of Holders..........................................       28

Article 7         Miscellaneous......................................................       28
   Section 7.01     Application of Third Supplemental Indenture......................       28
   Section 7.02     Effective Date...................................................       28
   Section 7.03     Counterparts.....................................................       28

      THIRD SUPPLEMENTAL INDENTURE, dated as of November 23, 2004 by and between HCC INSURANCE HOLDINGS, INC., a Delaware corporation, as issuer (the "Company"), and WACHOVIA BANK, NATIONAL ASSOCIATION (as successor to First Union National
Bank), a national banking association duly organized and existing under the laws of the United States of America, as Trustee under the Indenture (as hereinafter defined) (the "Trustee").

                                    RECITALS

      WHEREAS, the Company and the Trustee are parties to that certain Indenture dated as of August 23, 2001 (the "Indenture," all capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Indenture) providing for the issuance by the Company of securities from time to time;

      WHEREAS, the Company desires to issue a new series of Securities under the Indenture, and has duly authorized the creation and issuance of such Securities and the execution and delivery of this Third Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described;

      WHEREAS, the Company and the Trustee deem it advisable to enter into this Third Supplemental Indenture for the purposes of establishing the terms of such series of Securities;

      WHEREAS, the execution and delivery of this Third Supplemental Indenture has been authorized by a Board Resolution;

      WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers' Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and

      WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

      NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

      For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes (as hereinafter defined), as follows:

                                   ARTICLE 1
                              CREATION OF THE NOTES

      Section 1.01. Designation of Series. Pursuant to the terms hereof and
Section 301 of the Indenture, the Company hereby creates a series of Securities designated as the "2.00% Convertible Exchange Notes Due 2021" (the "Notes"), which Notes shall be deemed "Securities" for all purposes under the Indenture.

      Section 1.02. Form of Notes. The Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Stated Maturity of the principal amount of the Notes shall be September 1, 2021.

      SECTION 1.03. Limit on Amount of Series. The Notes shall not exceed U.S. $172,442,000 in aggregate principal amount, and may, upon the execution and delivery of this Third Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon a Company Order and delivery of an Officers' Certificate and Opinion of Counsel as contemplated by Section 303 of the Indenture.

      Section 1.04. Interest. The issue date for the Notes will be November 23, 2004. The Company shall pay interest on the aggregate principal amount of the Notes at 2.00% per annum from November 23, 2004 until September 1, 2021. The Company shall pay interest, semi-annually in arrears on March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day, commencing on March 1, 2005 (each an "Interest Payment Date") and such interest shall be paid to the Person in whose name the Note is registered at the close of business on the Regular Record Date immediately preceding the Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Interest shall be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee and may, as the Company shall specify to the Paying Agent in writing by each Regular Record Date, be paid either (i) by check mailed to the address of the Person entitled thereto as it appears in the Security Register (provided that the Holder of Notes with an aggregate principal amount in excess of $2,000,000 shall, at the written election of such Holder, be paid by wire transfer in immediately available funds) or (ii) by wire transfer to an account maintained by such Person located in the United States; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

      Maturity, conversion, purchase by the Company at the option of the Holder or redemption of a Note will cause interest to cease to accrue on such Note. The Company can not reissue a Note that has matured or been converted, purchased by the Company at the option of the Holder, redeemed or otherwise cancelled, except for registration of transfer, exchange or replacement of such Note.

      Section 1.05. Certificate of Authentication. The Trustee's certificate of authentication to be borne on the Notes shall be substantially as provided in the Form of Note attached hereto as Exhibit A.

      Section 1.06. No Sinking Fund. No sinking fund will be provided with respect to the Notes.

      Section 1.07. Issuance in Global Form. The Notes shall be issued as one or more Global Notes, representing the aggregate principal amount of the Notes, and shall be deposited with the Trustee as custodian for the Depositary. The Notes shall be registered in the name of Cede & Co., or other nominee of the Depositary.

      Section 1.08. Discharge of Indenture; Defeasance. The Notes shall not be subject to defeasance or covenant defeasance.

      Section 1.09. Other Terms Of Notes. The other terms of the Notes shall be as expressly set forth in Article 2, Article 3, Article 4, Article 5 and Article 6 hereof and Exhibit A hereto.

      The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

      Section 1.10. Additional Definitions. For purposes of this Third Supplemental Indenture, the following terms shall have the following definitions:

      "CASH TAKE-OVER TRANSACTION" means a Change of Control referred to in
Section 4.03(a)(ii) pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments in lieu of cash payments for fractional shares and cash payments made in respect of a Person's appraisal rights) in such transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or quoted on the Nasdaq National Market.

      "CHANGE OF CONTROL" has the meaning set forth in Section 4.03(a).

      "CHANGE OF CONTROL PURCHASE PRICE" has the meaning set forth in Section 4.02(a).

      "CHANGE OF CONTROL PURCHASE DATE" has the meaning set forth in Section 4.02(a).

      "CHANGE OF CONTROL PURCHASE NOTICE" has the meaning set forth in Section 4.02(c).

      "COMMON STOCK" means the Common Stock of the Company, par value $1.00 per share.

      "CONVERSION AGENT" means the conversion agent appointed by the Company pursuant to Section 3 of the Global Note.

      "CONVERSION PRICE" means the price in effect at any time which shall be equal to $1,000 divided by the Conversion Rate.

      "CONVERSION RATE" means the number of shares of Common Stock issuable upon conversion of a Note per $1,000 principal amount thereof, which rate shall be initially as set forth in Section 9 of the Note and shall be subject to adjustment as provided in Article 2 herein.

      "DEPOSITARY" means The Depository Trust Company, 55 Water Street, New York, New York.

      "EX-DIVIDEND TIME" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

      "GLOBAL NOTE" means a Security that evidences all or part of the Notes and bears the legend set forth in the Form of Note attached hereto as Exhibit A.

      "ISSUE DATE" of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

      "MARKET PRICE" means the average of the Sale Prices of the Common Stock for the five Trading Day period ending on the third Business Day prior to the applicable Purchase Date or Change of Control Purchase Date (if the third Business Day prior to the applicable Purchase Date or Change of Control Purchase Date is a Trading Day, or if not, then on the last Trading Day prior to such third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Purchase Date or Change of Control Purchase Date, as the case may be, of any event described in Section 2.04 or Section 2.05.

      "PUBLIC ACQUIRER CHANGE OF CONTROL" means any event constituting a Cash Take-Over Transaction that would otherwise result in an increase of the Conversion Rate pursuant to Section 2.01(c) and the acquirer has a class of common stock traded on any U.S. national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a Change of Control (the "Public Acquirer Common Stock"). If an acquirer does not itself have a class of common stock satisfying the foregoing, it will be deemed to have Public Company Acquirer Common Stock if a corporation that directly or indirectly is the 100% owner of the acquirer, has a class of common stock satisfying the foregoing requirement; in such case, all references to Public Company Acquirer Common Stock shall refer to such class of common stock.

      "PUBLIC ACQUIRER COMMON STOCK" has the meaning assigned to it in the definition of Public Acquirer Change of Control.

      "PURCHASE DATE" has the meaning set forth in Section 4.01(a).

      "PURCHASE NOTICE" has the meaning set forth in Section 4.01(a)(i).

      "PURCHASE PRICE" has the meaning set forth in Section 4.01(a).

      "REGULAR RECORD DATE" means each of February 15 and August 15 of each year.

      "SALE PRICE" of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or the National Quotation Bureau Incorporated. To the extent that the trading of Common Stock regular way continues past 4:00 p.m. New York City time, the closing price of the Common Stock shall be deemed to refer to the price at the time that is then customary for determining the Trading Day's index levels for stocks traded on such national securities exchange or automated quotation system.

      "TRADING DAY" means a day on which the security, the closing price of which is being determined, (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter-market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

                                   ARTICLE 2
                               CONVERSION OF NOTES

      Section 2.01. Conversion Privilege.

      (a) Subject to and upon compliance with the provisions of this Article 2, at any time following the issuance of the Notes and prior to the close of business on September 1, 2021, a Holder of a Note may convert such Note (or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000), which has not previously been redeemed pursuant to Article 3 hereof or purchased pursuant to

Article 4 hereof, into a number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted), obtained by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price, but only upon the occurrence of the events set forth in this Section 2.01. The Conversion Rate of a Note per $1,000 principal amount thereof (from which the amount of cash, shares of Common Stock or both to be delivered will be calculated) shall initially be set forth in Section 9 of the Note and the Conversion Price shall be subject to adjustment (and thus the Conversion Rate shall be adjusted accordingly) as provided herein and as determined pursuant to Section 2.01(c).

      The Holders' right to convert Notes into shares of Common Stock is subject to the Company's right:

            (i) subject to Sections 2.01(f), 2.01(g) and 2.13, to elect to instead pay such Holder, in respect of all or a portion of such Notes, the amount of cash set forth in Section 2.01(f), in lieu of delivering all or a part of such shares of Common Stock; and

            (ii) subject to Section 2.13, to elect irrevocably to pay such Holder, in respect of all of such Notes, the amount of cash and the number of shares of Common Stock set forth in Section 2.01(g) (such irrevocable election, the "Cash Settlement Election").

      (b) Holders may surrender Notes for conversion into Common Stock on any date within a calendar quarter of the Company if, as of the last day of the preceding calendar quarter, the Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the quarter is more than 120% of the Conversion Price on the last Trading Day of the quarter. The Conversion Agent will, on behalf of the Company, determine at the end of each quarter if the Notes are convertible and notify the Company and the Trustee and, upon receipt of such determination each quarter, if the Notes are convertible, the Company shall issue a press release indicating that the Notes are convertible and publish such information on the Company's Web site.

      (c) Subject to Section 2.01(e), Section 2.01(f), Section 2.01(g) and
Section 2.13, if a Holder elects to convert any Note in connection with a Change of Control referred to in Section 4.02 pursuant to a Cash Take-Over Transaction, the Company will increase the number of shares of Common Stock issuable upon conversion of the Notes converted by the Holder thereof by a number of additional shares of Common Stock (the "Additional Common Stock") as set forth below. The number of shares of Additional Common Stock should be determined by reference to the table below, based on the date on which the Cash Take-Over Transaction becomes effective (the "Transaction Effective Date") and the consideration (the "Stock Price") paid per share for the Common Stock in the Cash Take-Over Transaction. If shareholders of Common Stock receive only cash in the Cash Take-Over Transaction, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Sale Price of the Common Stock on the five Trading Days prior to but not including the Transaction Effective Date.

            (i) The Stock Prices set forth in the table below will be adjusted as of any date on which the Conversion Rate is adjusted pursuant to
      Section 2.04. On such date, the Stock Prices shall be adjusted by multiplying:

                  (A) the Stock Prices applicable immediately prior to such
            adjustment, by

                  (B) a fraction, of which

                        (1) the numerator shall be the Conversion Rate immediately prior to the adjustment giving rise to the Stock Prices adjustment, and

                        (2) the denominator of which is the Conversion Rate so adjusted.

      The following table sets forth the hypothetical Stock Price and number of shares of Additional Common Stock issuable per $1,000 aggregate principal amount of Notes:

                                                             STOCK PRICE
------------------------------------------------------------------------------------------------------------------------------------
Effective
 Date of
  Cash
 Takeover
Transaction $25.00 $27.00  $29.00  $31.00 $33.00  $35.00 $37.00  $39.00 $41.00  $43.00  $45.00 $50.00  $60.00 $70.00 $85.00  $100.00
----------- ------ ------  ------  ------ ------  ------ ------  ------ ------  ------  ------ ------  ------ ------ ------  -------
9/1/2004     8.75   7.09     5.52   4.30   3.36    2.63   2.06    1.63    1.29    1.03   0.82   0.49    0.19   0.09   0.03     0.00
9/1/2005     8.75   6.87     5.17   3.87   2.89    2.15   1.60    1.19    0.89    0.67   0.51   0.26    0.09   0.04   0.01     0.00
9/1/2006     8.75   6.37     4.46   3.04   2.02    1.31   0.84    0.53    0.33    0.21   0.13   0.05    0.02   0.01   0.00     0.00
9/1/2007     8.75   5.79     3.23   1.01   0.00    0.00   0.00    0.00    0.00    0.00   0.00   0.00    0.00   0.00   0.00     0.00

            (ii) If the Stock Price and Transaction Effective Date are not set forth on the table above and:

                  (A) if the Stock Price is between two Stock Prices on the
            table or the Transaction Effective Date is between two dates on the table, the number of shares of Additional Common Stock will be determined by straight-line interpolation between the number of shares of Additional Common Stock set forth for the higher and lower Stock Price and the two Effective Dates, as applicable, based on a 365-day year;

                  (B) if the Stock Price is equal to or in excess of $100 per share (subject to adjustment), no shares of Additional Common Stock will be issued upon conversion; or

                  (C) if the Stock Price is less than $25 per share (subject to adjustment), no shares of Additional Common Stock will be issued upon conversion.

      (d) Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 40 shares per $1,000 of aggregate principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate in Section 2.04.

      (e) In addition, even if the condition in Section 2.01(b) has not been satisfied, a Holder may surrender for conversion a Note or portion of a Note:

            (i) if such Note or such portion thereof has been called for redemption pursuant to Article 3 hereof, until the close of business on the day that is two Business Days prior to the Redemption Date unless the Company defaults on payment of the Redemption Price;

            (ii) if the Company consolidates with or merges into another corporation, or is a party to a binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property as set forth in Section 2.05 hereof, at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time of such transaction until 15 days after the actual date of such transaction; or

            (iii) during any period after November 23, 2004 in which (A) the credit rating assigned to the Notes by Standard & Poor's Rating Services is below BBB-, (B) the credit rating assigned to the Notes by such rating agency is suspended or withdrawn or (C) such rating agency is not then rating the Notes.

      A Note in respect of which a Holder has delivered a Purchase Notice or Change of Control Purchase Notice pursuant to Section 4.01 or Section 4.02 exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of such Section, unless the Company defaults in the payment of the applicable Purchase Price or Change of Control Purchase Price.

      (f) If a Holder elects to convert all or any portion of a Note into shares of Common Stock as set forth in Section 2.01(a), the Company may, subject to
Section 2.01(g) and Section 2.13, choose to satisfy all or any portion of its conversion obligation (the "Conversion Obligation") in cash.

      If the Company elects pursuant to this Section 2.01(f) to satisfy all or any portion of its Conversion Obligation in cash at any time other than following the delivery of a notice of redemption or within 20 days of the Stated Maturity, the Company will notify such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following receipt of written notice of conversion as specified in Section 2.02 (such period, the "Cash Settlement Notice Period"). If the Company elects pursuant to this Section 2.01(f) to satisfy all or any portion of its Conversion Obligation in cash, the Holder may retract the conversion notice at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (a "Conversion Retraction Period"); no such retraction can be made (and a conversion notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares).

      If the conversion notice has not been retracted, then settlement pursuant to this Section 2.01(f) (in cash and/or shares) will occur on the Business Day following the final day of the 10 Trading Day period beginning on the day after the final day of the Conversion Retraction Period (the "Cash Settlement Averaging Period").

      Cash to be paid in the event of the election to pay all or a portion of the Conversion Obligation in cash will be the product obtained by multiplying
(x) the number of shares of Common Stock the Holder would have been entitled to receive had the Company elected to pay all or such specified percentage, as the case may be, of the Conversion Obligation in cash and (y) the average Sale Price of a share of Common Stock during the Cash Settlement Averaging Period. If the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, the Company will deliver to such Holder such cash amount ("Cash Amount") and a number of shares equal to the excess, if any, of (A) the number of shares equal to (1) the aggregate original principal amount at maturity of the Notes to be converted divided by 1,000, multiplied by (2) the Conversion Rate, over (B) the number of shares equal to the sum, for each day of the Cash Settlement Averaging Period, of (x) the pro rated portion of the Cash Amount for such day divided by (y) the average Sale Price of the Common Stock on such day.

      If a Holder elects to convert all or any portion of a Note into shares of Common Stock after the Company has delivered a notice of redemption or within 20 days of the Stated Maturity, the Company may choose to satisfy all or any portion of the Conversion Obligation in cash provided the Company notifies such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is 20 days prior to Stated Maturity or Redemption Date. Cash settlement amounts will be computed in the same manner as set forth above in this Section 2.01(f).

      (g) Notwithstanding 2.01(f), the Company may, subject to Section 2.13, at any time before the Stated Maturity, irrevocably elect to pay the Holders upon conversion of a Note the amount of cash and shares of Common Stock set forth in this Section 2.01(g). If the Company makes the Cash Settlement

Election set forth in this Section 2.01(g), such election shall be irrevocable with respect to the settlement of all the Company's Conversion Obligations under this Third Supplemental Indenture and the Company may not retract such Cash Settlement Election. Upon such irrevocable election by the Company, the Company shall use reasonable efforts to deliver, on the same Business Day to the Trustee for delivery to the Holders written notice of such Cash Settlement Election. Upon delivery of such notice by the Company to the Trustee, a Holder may not retract any conversion notice delivered pursuant to Section 2.02 and any conversion notice shall be irrevocable. Settlement pursuant to this Section 2.01(g) (in cash and shares) will occur on the Business Day following the final day of the Cash Settlement Averaging Period, which period, in the case of this
Section 2.01(g), shall begin on the later of (i) the day after the Holder delivers a conversion notice pursuant to Section 2.02 or (ii) the day after the Company makes the Cash Settlement Election.

      If the Company makes the Cash Settlement Election pursuant to this Section 2.01(g), the amount of cash to be paid for each $1,000 of principal amount of a Note to be converted shall be the lesser of (i) the principal amount of a Note to be converted and (ii) the conversion value of the Note to be converted during the Cash Settlement Averaging Period calculated as the average during the Cash Settlement Averaging Period of the Conversion Rate on each day of the Cash Settlement Averaging Period times the Sales Price of the Company's Common Stock on each such day.

      If the Company makes the Cash Settlement Election pursuant to this Section 2.01(g), the number of shares of Common Stock to be paid for each $1,000 of principal amount of a Note to be converted shall be equal to the average during the Cash Settlement Averaging Period of the Conversion Rate in effect on each Trading Date of the Cash Settlement Averaging Period less the result of the principal amount of the Note being converted divided by the Sale Price of the shares of Common Stock on each such Trading Day; provided, however, that the number of shares of Common Stock to be paid shall not be less than zero.

      Section 2.02. Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder of any Note to be converted shall surrender such Note, duly endorsed or assigned to the Company or in blank, at the Corporate Trust Office of the Trustee, located at 5847 San Felipe, Suite 1050, Houston, Texas 77057, Attn: Kevin M. Dobrava, accompanied by a duly signed and completed written notice to the Company at the Corporate Trust Office that the Holder elects to convert such Note.

      Notes that are surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Notes or portions thereof which have been called for redemption or in respect of which a Purchase Notice or Change of Control Purchase Notice delivered by the Holder has not been withdrawn, the conversion rights of which would terminate during the period between such Regular Record Date and the close of business on such Interest Payment Date) be accompanied by payment in immediately available funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Notes being surrendered for conversion; provided, however, that no such payment shall be required if there shall exist at the time of conversion a default in the payment of interest on the Notes. No payment or adjustment shall be made upon any conversion on account of any interest accrued on the Notes surrendered for conversion from the Interest Payment Date preceding the day of conversion, or on account of any dividends on the Common Stock issued upon conversion. Rather, such amount shall be deemed to be paid in full to the Holder through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock, in exchange for the Note being converted pursuant to the provisions hereof, and the Market Price of such shares of Common Stock (together with any such cash payment in lieu of fractional shares), or cash or a combination of cash and Common Stock, shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest and the balance, if any, of the Market Price of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Note being converted pursuant to the provisions hereof. In addition, no adjustment or payment shall be made upon any conversion on account of any dividends on the Common Stock issued upon conversion. In addition, Holders shall not be entitled to receive any dividends payable to holders of Common Stock as of any Record Date before the close of business on the conversion date.

      Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive any Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Trustee at its Corporate Trust Office a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share thereof, as provided in Section 2.03 hereof, or any cash payment, as provided in Section 2.01(f) or 2.01(g), and the Trustee shall forward such certificate or certificates and cash at the addresses set forth in the written notices sent to the Company by the Holders electing to convert their Notes.

      Section 2.03. Fractions Of Common Stock Shares. No fractional shares of Common Stock shall be issued upon conversion of the Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Note or Notes, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Sale Price on the Trading Day immediately preceding the date of conversion.

      Section 2.04. Adjustment of Conversion Price.

      The Conversion Price (and thus the Conversion Rate) shall be adjusted from time to time as follows:

      (a) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

            (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as hereinafter defined) fixed for such determination; and

            (ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

      Such reduction shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 2.04(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

      (b) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the Company shall, at any time or from time to time while any of the Notes are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased.

      Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (c) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, issue rights or warrants (other than any rights or warrants referred to in Section 2.04(d)) to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Sale Price on the Business Day immediately preceding the date of the announcement of such issuance (treating the conversion price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), then the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such date of announcement by a fraction:

            (i) the numerator of which shall be the number of shares of Common Stock outstanding on the close of business on the date of announcement, plus the number of shares or securities which the aggregate offering price of the total number of shares or securities so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Sale Price of the Common Stock; and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

      Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance. To the extent that shares of Common Stock (or securities convertible into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

(d) (i) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged), cash, shares of its capital stock (other than any dividends or distributions to which Section 2.04(a) applies), evidences of its indebtedness or other assets, including securities, but excluding (x) any rights or warrants referred to in Section 2.04(c), (y) dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 2.05 applies and (z) dividends and distributions paid exclusively in cash (such capital stock, evidence of its indebtedness, cash, other assets or securities being distributed hereinafter in this Section 2.04(d) called the "distributed assets"), then, in each such case, subject to Section 2.04(d)(iv), Section 2.04(d)(v), Section 2.04(d)(vi) and Section 2.04(d)(vii), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

                  (A) the numerator of which shall be the Current Market Price of the Common Stock, less the Fair Market Value (as hereinafter defined) on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date) (determined as provided in Section 2.04(g)) on such date; and

                  (B) the denominator of which shall be such Current Market
            Price.

            Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            (ii) If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 2.04(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 2.04(g) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

            (iii) In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "Spin-Off"), the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Sale Price for the Common Stock on the same Trading Day.

            (iv) Rights or warrants distributed by the Company to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"), (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and
      (z) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this
      Section 2.04(d) (and no adjustment to the Conversion Price under this Section 2.04(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 2.04(d):

                  (A) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and

                  (B) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

            (v) For purposes of this Section 2.04(d) and Section 2.04(a),
      Section 2.04(b) and Section 2.04(c), any dividend or distribution to which this Section 2.04(d) is applicable that also includes (i) shares of Common Stock, (ii) a subdivision or combination of shares of Common Stock to which Section 2.04(b) applies or (iii) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 2.04(c) applies (or any combination thereof), shall be deemed instead to be:

                  (A) a dividend or distribution of the evidences of
            indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Section 2.04(a),
            Section 2.04(b) and Section 2.04(c) apply, respectively (and any Conversion Price reduction required by this Section 2.04(d) with respect to such dividend or distribution shall then be made), immediately followed by

                  (B) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Section 2.04(a),
            Section 2.04(b) and Section 2.04(c) with respect to such dividend or distribution shall then be made), except:

                        (I) the Record Date of such dividend or distribution
                  shall be substituted as (i) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," and "Record Date fixed for such determination" within the meaning of Section 2.04(a),
                  (ii) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 2.04(b), and (iii) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants" within the meaning of Section 2.04(c); and

                        (II) any shares of Common Stock included in such
                  dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 2.04(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

            (vi) In the event of any distribution referred to in this Section 2.04(d) in which (1) the Fair Market Value (as determined by the Board of Directors) of such distribution applicable to one share of Common Stock (determined as provided above) equals or exceeds the average of the Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution or (2) the average of the Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution exceeds the Fair Market Value of such distribution by less than $1.00, then, in each such case, in lieu of an adjustment to the Conversion Price, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security, in addition to shares of Common Stock, the kind and amount of such distribution such Holder would have received had such Holder converted such Security immediately prior to the Record Date for determining the shareholders entitled to receive the distribution.

            (vii) In the event of any distribution described in Section 2.04(d), where the Fair Market Value of such distribution per share of Common Stock (as determined by the Board of Directors) exceeds 10% of the Sale Price of a share of Common Stock on the Business Day immediately preceding the declaration date for such distribution, or in the event of any distribution referred to in Section 2.04(c), then, if the Notes are otherwise convertible pursuant to this Article 2, the Company will be required to give notice to the Holders of Securities at least 20 days prior to the Ex-Dividend Time for the distribution and, upon the giving of notice, the Notes may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such conversion right, until the close of business on the Business Day prior to the Ex-Dividend Time or the Company announces that such distribution will not take place. No adjustment to the Conversion Price or the ability of a Holder of a Note to convert will be made if the Holder will otherwise participate in such distribution without conversion.

      (e) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock, cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 2.05 applies or as part of a distribution referred to in Section 2.04(d)), in an aggregate amount that, combined together with:

            (i) the aggregate amount of any other such distributions to all holders of shares of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this
      Section 2.04(e) has been made; and

            (ii) the aggregate amount of any cash, plus the Fair Market Value (as determined by the Board of Directors) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to Section 2.04(f) has been made;

exceeds 10% of the product of the Current Market Price of the Common Stock on the Record Date with respect to such distribution, times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

            (iii) the numerator of which shall be equal to the Current Market Price on the Record Date, less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the Record Date; and

            (iv) the denominator of which shall be equal to the Current Market Price on such date.

However, in the event that the then Fair Market Value (as so determined) of the portion of cash and other securities, if any, so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of cash in excess of such 10% such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

      (f) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance, up to any maximum specified in the terms of the tender offer, of shares tendered) of an aggregate consideration having a Fair Market Value (as determined by the Board of Directors) that combined together with:

            (i) the aggregate amount of the cash, plus the Fair Market Value (as determined by the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 2.04(f) has been made; and

            (ii) the aggregate amount of any distributions to all holders of shares of Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 2.04(e) has been made;

exceeds 10% of the product of the Current Market Price of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended), times the number of shares of Common Stock outstanding (including any tendered shares) on the

Expiration Time (such excess, the "Excess Amount"), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:

            (iii) the numerator of which shall be the (x) the product of (i) the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time and (ii) the Current Market Price of the Common Stock at the Expiration Time, less (y) the Excess Amount; and

            (iv) the denominator shall be the product of the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time and the Current Market Price of the Common Stock at the Expiration Time.

      Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such (or such portion of the) tender offer had not been made. If the application of this Section 2.04(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 2.04(f).

      (g) For purposes of this Article 2, the following terms shall have the meanings indicated:

      "CURRENT MARKET PRICE" on any date means the average of the daily Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date; provided, however, that if:

            (i) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 2.04(a), Section 2.04(b), Section 2.04(c), Section 2.04(d), Section 2.04(e) or Section 2.04(f) occurs during such ten consecutive Trading Days, the Sale Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by dividing such Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

            (ii) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 2.04(a), Section 2.04(b), Section 2.04(c), Section 2.04(d), Section 2.04(e) or Section 2.04(f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

            (iii) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Sale Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 2.04(d), Section 2.04(e) or Section 2.04(f)) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

      For purposes of any computation under Section 2.04(f), if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 2.04(a),
Section 2.04(b), Section 2.04(c), Section 2.04(d), Section 2.04(e) or Section 2.04(f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

            (iv) with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution;

            (v) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

            (vi) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

      Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 2.04, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 2.04 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

      "FAIR MARKET VALUE" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction (as determined by the Board of Directors, whose determination shall be conclusive).

      "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

      (h) The Company shall be entitled to make such additional reductions in the Conversion Price, in addition to those required by Section 2.04(a), Section 2.04(b), Section 2.04(c), Section 2.04(d), Section 2.04(e) or Section 2.04(f), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States Federal income tax purposes.

      (i) To the extent and in the manner permitted by applicable law, the Company may from time to time reduce the Conversion Price by any amount for any period of time. If the Conversion Price is reduced, it must be reduced the same amount for all Holders of Notes for the same period of time. Whenever the Conversion Price is reduced, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such reduction and shall issue a press release in a commercially reasonable manner describing such reduction. The Company shall mail the notice at least 20 Business Days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price, the period it will be in effect and the material tax and legal ramifications of the reduced Conversion Price and such reduction shall be irrevocable during the period designated for such reduction in such notice.

      (j) All calculations under this Section 2.04 shall be made to the nearest cent or ten-thousandth of a share, with one-half cent and 0.00005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this
Section 2.04, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 2.04 shall be made successively whenever an event requiring such an adjustment occurs.

      (k) In any case in which this Section 2.04 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 2.06) issuing to the Holder of any Securities converted after such Record Date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

      (l) In the event that at any time, as a result of an adjustment made pursuant to this Section 2.04, the Holder of any Notes thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Securities originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (k) of this
Section 2.04, and the provisions of Section 2.01, Section 2.02, Section 2.03 and
Section 2.05 through Section 2.12 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

      (m) No adjustment shall be made pursuant to this Section 2.04(i) if (i) the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or (ii) if the Holders of the Notes may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 2.04.

      SECTION 2.05. Reorganization of the Company.

      If any of the following events occurs, namely:

            (1) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

            (2) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

            (3) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that the Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 2.05, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
2. Any If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

      The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Security Register of the Security Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

      Any Additional Common Stock to which a Holder is entitled to receive upon conversion pursuant to Section 2.01(c), if applicable, shall not be payable in shares of Common Stock, but will represent a right to receive the aggregate amount of cash, securities or other property into which the Additional Common Stock would convert into as a result of such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance. The company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Company's shares, as the case may be, shall make provisions in its certificate of incorporation or other constituent document to establish such right. Such certificate of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in Section 2.02 and in this Section.

      Notwithstanding this Section, if a Public Acquirer Change of Control occurs and the Company elects to adjust the Conversion Rate and its conversion obligation pursuant to Section 2.13, the provisions of Section 2.13 shall apply to the conversion instead of this Section.

      The above provisions of this Section 2.05 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

      If this Section 2.05 applies to any event or occurrence, Section 2.04 shall not apply so long as such non-application is fair to the Holders.

      Section 2.06. Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided: (a) the Company shall compute the adjusted Conversion Rate in accordance with Section 2.04 hereof and shall prepare an Officers' Certificate, one of the signatories of which shall be the Treasurer or Chief Financial Officer of the Company, setting forth the adjusted Conversion Rate (certified by the Company's independent public accountants or other certified public accountant) and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 2.03 hereof; and (b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be given by the Company to the Trustee and all Holders in the manner provided for in Sections 106 and 107 of the Indenture. The Trustee shall not be deemed to have notice of any change in the Conversion Rate unless and until it receives the Officers' Certificate provided for in the foregoing clause (a) setting forth such change.

      In the event the independent public accountant, called upon to certify the Officers' Certificate containing the adjusted Conversion Rate, requires the Trustee to agree to the calculations performed in deriving the adjusted Conversion Rate, the Trustee shall so agree only if directed in writing by the Company to do so; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Company and the Trustee makes no independent inquiry as to, and shall have no obligation or liability in respect of, the validity or correctness of such calculations.

      SECTION 2.07. Notice of Certain Corporate Action. In case: (a) the
Company shall declare a dividend or make any other distribution that would require any adjustment pursuant to Section 2.04 hereof; or (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or (c) of any reclassification of the Common Stock of the Company, or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any action by the Company that would require a supplemental indenture pursuant to Section 2.05; or
(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 2.03 hereof, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the register for the Notes, at least 20 days prior to the applicable record or effective date hereinafter specified, a notice (which notice shall also be sent by release to Reuters Economic Services and Bloomberg Business News) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, conveyance, transfer, dissolution, liquidation or winding up.

Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (d) of this Section 2.07. If at the time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee. The Company shall cause to be filed at the Corporate Trust Office and each office or agency maintained for the purpose of conversion of Notes pursuant to Section 305 of the Indenture, and shall cause to be provided to all Holders in accordance with Section 106 of the Indenture, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

      SECTION 2.08. Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Notes.

      SECTION 2.09. Taxes on Conversions. The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

      SECTION 2.10. Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in Section 2.09 hereof, the Company will pay all taxes, liens and charges with respect to the issue thereof.

      The Company will endeavor promptly to comply with all Federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon conversion of Notes, if any, and will use its best efforts to list or cause to have quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

      SECTION 2.11. Cancellation of Converted Notes. All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309 of the Indenture.

      SECTION 2.12. Right of Holders to Convert. The limitations set forth in
Section 507 of the Indenture shall not apply to the right of a Holder to bring a suit for the enforcement of such Holder's right to convert Notes pursuant to this Article 2.

      SECTION 2.13. Conversion After a Public Acquirer Change of Control.

      (a) If a Public Acquirer Change of Control occurs, the Company may, in lieu of increasing the Conversion Rate by the Additional Common Stock pursuant to Section 2.01(c), elect to adjust the Conversion Rate such that from and after the effective date of such Public Acquirer Change of Control, Holders of the Notes will be entitled to convert their Notes into a number of shares of Public Acquirer Common Stock by adjusting the Conversion Rate in effect immediately before the Public Acquirer Change of Control by multiplying it by a fraction:

            (i) the numerator of which will be the average of the Sale Price of the Common Stock for the five consecutive Trading Days prior to but excluding the effective date of such Public Acquirer Change of Control, and

            (ii) the denominator of which will be the average of the Sale Price of the Public Acquirer Common Stock for the five consecutive Trading Days prior to but excluding, the effective date of such Public Acquirer Change of Control.

      (b) The Company will notify Holders of its election by providing notice as set forth in Section 2.01(b).

                                   ARTICLE 3
                               REDEMPTION OF NOTES

      Pursuant to Section 301(8) of the Indenture, so long as any of the Notes are outstanding, the following provisions shall be applicable to the Notes:

      SECTION 3.01 . Optional Redemption by the Company. At any time on or after September 1, 2007, the Notes may be redeemed at the option of the Company for cash, in whole or in part, upon notice as set forth in Section 1104 of the Indenture, at a redemption price equal to the principal amount of the Notes plus accrued and unpaid interest on the Notes to (but excluding) the date of redemption (the "Redemption Price"). The date of any such redemption is known as the "Redemption Date".

      Notes called for redemption may be surrendered for conversion from the date of notice of the redemption until the close of business on the Redemption Date.

      If the Company redeems fewer than all of the outstanding Notes, the Trustee will select the Notes to be redeemed in accordance with the provisions of Section 1103 of the Indenture.

      If the Trustee selects a portion of a Holder's Notes for partial redemption and the Holder converts a portion of the same Notes, the converted portion will be deemed to be from the portion selected for redemption. The Notes will be redeemed in integral multiples of $1,000 principal amount.

      In no event will any Note be redeemable before September 1, 2007. The Company may not give notice of any redemption if the Company has defaulted in payment of interest and the default is continuing.

      SECTION 3.02. Applicability of Article. Redemption of the Notes at the election of the Company or otherwise, as permitted or required by any provision of the Notes or this Third Supplemental Indenture, shall be made in accordance with such provision, Article XI of the Indenture and this Article 3.

                                   ARTICLE 4
          PURCHASE OF NOTES BY THE COMPANY AT THE OPTION OF THE HOLDERS

      So long as any of the Notes are outstanding, the following provisions shall be applicable to the Notes:

      SECTION 4.01. Purchase at Option of Holders on Specified Purchase Dates.

      (a) At the option of the Holder thereof, Notes shall be purchased by the Company on September 1, 2007, September 1, 2011 and September 1, 2016 (each, a "Purchase Date") at a purchase price equal to the principal amount of the Notes plus accrued and unpaid interest on the Notes to (but excluding) the applicable Purchase Date (the "Purchase Price").

            Purchases of Notes hereunder shall be made upon:

            (i) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to the applicable Purchase Date until the close of business on the applicable Purchase Date; and

            (ii) delivery of the Notes to be purchased to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

      (b) In connection with any purchase of Notes, the Company shall mail a written notice to each Holder at their addresses shown in the Security Register of the Security Registrar (and to beneficial owners as required by applicable law) on a date not less than 20 Business Days prior to each Purchase Date setting forth the procedures that Holders must follow to require the Company to purchase their Notes.

      (c) The Purchase Notice given by each Holder electing to have the Company purchase some or all of the Notes held by such Holder must state:

            (i) the certificate numbers of the Holder's Notes to be delivered for purchase (or, if the Notes are not certificated, such other identification necessary to comply with the procedures of the Depositary);

            (ii) the portion of the principal amount of Notes to be purchased, which must be $1,000 or an integral multiple of $1,000; and

            (iii) that the Notes are to be purchased by the Company pursuant to the terms and conditions specified in Article 4.

      (d) Notwithstanding anything herein to the contrary, any Holder delivering a Purchase Notice to the Paying Agent shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent. The notice will specify:

            (i) the principal amount of Notes being withdrawn;

            (ii) the certificate numbers of the Notes being withdrawn (or, if the Notes are not certificated, such withdrawal notice must comply with the procedures of the Depositary); and

            (iii) the principal amount, if any, of the Notes that remain subject to the Purchase Notice (which number must be $1000 or an integral multiple of $1,000).

      (e) The Company shall to the extent applicable: (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable and (ii) file the related Schedule TO (or any successor schedule, form or report) or any other required schedule under the Exchange Act; and (iii) otherwise comply with all applicable securities laws.

      (f) The Company shall (i) accept for payment Notes or portions thereof validly tendered pursuant to the Purchase Notice, (ii) deposit with the Paying Agent (no later than 10:00 A.M. New York City time on the Purchase Date) money, in immediately available funds, sufficient to pay the Purchase Price of all Notes or portions thereof so tendered and accepted and (iii) deliver, or direct the Paying Agent to deliver, to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount in cash equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion to the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. Any Notes not validly tendered and not accepted by the Company shall be promptly mailed or delivered by the Company to the Holder thereof.

      (g) With respect to each Note for which a Purchase Notice has been given, if the Paying Agent holds money sufficient to pay the Purchase Price on the Business Day following the applicable Purchase Date, in accordance with the terms of the Indenture, then immediately after the Purchase Date interest on such Note will cease to accrue, whether or not such Note is delivered to the Paying Agent. Thereafter, all other rights of the Holder shall terminate, other than the right to receive the Purchase Price upon delivery of such Note.

      (h) There shall be no purchase of any Notes pursuant to this Section 4.01 if there has occurred and is continuing an Event of Default (other than a default in the payment of the Purchase Price). The Paying Agent will promptly return to the respective Holders thereof any Notes: (i) with respect to which a Purchase Notice has been withdrawn in compliance with the Indenture or (ii) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price) in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

      Section 4.02. Purchase at Option of Holders Upon Change of Control.

      (a) Upon the occurrence of a Change of Control on or prior to September 1, 2007 (the date of such occurrence, the "Change of Control Date"), the Company shall notify the Holders of the Notes in writing of such occurrence in accordance with paragraph (b) below, and shall make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a Business Day (a "Change of Control Purchase Date") that is 40 Business Days following the Change of Control Date all of the then outstanding Notes validly tendered at a purchase price in cash equal to the principal amount of the Notes plus accrued and unpaid interest on the Notes to (but excluding) the Change of Control Purchase Date (the "Change of Control Purchase Price").

      (b) Notice of a Change of Control Offer (a "Change of Control Notice") shall be sent, by first-class mail, postage prepaid, by the Company within 15 Business Days after the Change of Control Date to the Holders of the Notes at their addresses shown in the Security Register of the Security Registrar (and to beneficial owners as required by applicable law) with a copy to the Trustee and the Paying Agent (and shall also be given by release made to Reuters Economic Services and Bloomberg Business News). The Change of Control Offer shall remain open from the time of delivery of the Change of Control Notice for at least 15 Business Days and until 5:00 p.m., New York City time, on the Business

Day prior to the Change of Control Purchase Date. The Change of Control Notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

            (i) briefly, the events causing a Change of Control and Change of Control Date;

            (ii) the date by which the Change of Control Purchase Notice pursuant to this Section 4.02 must be delivered to the Paying Agent;

            (iii) the Change of Control Purchase Price;

            (iv) the Change of Control Purchase Date;

            (v) the name and address of the Paying Agent and the Conversion
      Agent;

            (vi) the Conversion Rate and any adjustments thereto;

            (vii) that Notes as to which a Change of Control Purchase Notice has been given may be converted if they are otherwise convertible pursuant to
      Article 2 hereof only if the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Section 4.02;

            (viii) that Notes must be surrendered to the Paying Agent to collect payment;

            (ix) that the Change of Control Purchase Price for any Note as to which a Change of Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control Purchase Date and the time of surrender of such Note as described in Section 4.02(e);

            (x) briefly, the procedures the Holder must follow to exercise rights under this Section 4.02(b);

            (xi) the procedures for withdrawing a Change of Control Notice as set forth in Section 4.02(d) hereof;

            (xii) that, unless the Company defaults in making payment of such Change of Control Purchase Price, interest, if any, on Notes surrendered for purchase by the Company will cease to accrue on and after the Change of Control Purchase Date; and

            (xiii) the CUSIP number of the Notes.

      (c) To exercise a purchase right pursuant to this Section 4.02, a Holder shall deliver to the Paying Agent a written notice (a "Change of Control Purchase Notice") of such Holder's exercise of such right, in accordance with the terms and conditions set forth in the Change of Control Notice. The notice (which must be delivered to the Paying Agent prior to the close of business on the Change of Control Purchase Date) shall state:

            (i) the certificate numbers of the Holder's Notes to be delivered for purchase (or, if the Notes are not certificated, such other identification necessary to comply with the procedures of the Depositary);

            (ii) the portion of the principal amount of Notes to be purchased, which portion must be $1,000 or an integral multiple thereof; and

            (iii) that such Notes shall be purchased pursuant to the terms and conditions specified in Article 4.

Upon receipt by the Paying Agent of a Change of Control Purchase Notice, the Holder of the Note in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note.

      (d) Notwithstanding anything herein to the contrary, a Holder shall have the right to withdraw any Change of Control Purchase Notice at any time prior to the close of business on the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent. The notice will specify:

            (i) the principal amount of Notes being withdrawn;

            (ii) the certificate numbers of the Notes being withdrawn (or, if the Notes are not certificated, such withdrawal notice must comply with the procedures of the Depositary); and

            (iii) the principal amount, if any, of the Notes that remain subject to the Purchase Notice (which number must be $1000 or an integral multiple of $1,000).

Notes in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change of Control Purchase Notice, unless such Change of Control Purchase Notice has first been validly withdrawn as set forth in the foregoing paragraph, unless the Company has defaulted in the payment of the Change of Control Purchase Price.

      (e) On the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent (no later than 10:00 A.M. New York City time on the Change of Control Purchase Date) money, in immediately available funds, sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof so tendered and accepted, (iii) deliver, or direct the Paying Agent to deliver, to the Trustee the Notes so accepted, and (iv) deliver to the Trustee an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted for payment in an amount equal to the Change of Control Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion to the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. Any Notes not validly tendered and not accepted by the Company shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the third Business Day following the Change of Control Purchase Date.

      (f) The Company shall to the extent applicable: (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable and (ii) file the related Schedule TO (or any successor schedule, form or report) or any other required schedule under the Exchange Act; and (iii) otherwise comply with all applicable securities laws.

      (g) With respect to each Note for which a Change of Control Purchase Notice has been given, if the Paying Agent holds money sufficient to pay the Change of Control Purchase Price on the Business Day following the Change of Control Purchase Date, in accordance with the terms of the Indenture, then immediately after the Change of Control Purchase Date, interest on the principal amount of such Note will cease to accrue, whether or not such Note is delivered to the Paying Agent. Thereafter, all other rights of the Holder shall terminate, other than the right to receive the Change of Control Purchase Price upon delivery of such Note.

      (h) There shall be no purchase of any Notes pursuant to this Section 4.02 if there has occurred and is continuing an Event of Default (other than a default in the payment of the Change of Control Purchase Price). The Paying Agent will promptly return to the respective Holders thereof of any Notes: (i) with respect to which a Change of Control Purchase Notice has been withdrawn in compliance with Section 4.02(d) or (ii) held by it during the continuance of an Event of Default (other than a default in the payment of the Change of Control Purchase Price) in which case, upon such return, the Change of Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

      Section 4.03. Certain Article 4 Definitions.

      For purposes of this Article 4:

      (a) the term "Change of Control" means the occurrence of any of the following events:

            (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any of its subsidiaries, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of all Voting Stock of the Company;

            (ii) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of, all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee corporation immediately after giving effect to such issuance.

            (iii) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office; or

            (iv) the Company is liquidated or dissolved or adopts a plan of liquidation;

provided, however, that a Change of Control shall not be deemed to have occurred if (I) the Sale Price of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control (in the case of a Change of Control under clause (i) above) or the period of 10 consecutive Trading Days ending immediately before the Change of Control (in the case of a Change of Control under clauses (ii) or (iii) above) shall, in the case of each of such five Trading Days, equal or exceed 105% of the Conversion Price of the Notes in effect on each of such five Trading Days or (II) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Change of Control under clause (i) and/or clause (ii) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following such merger or consolidation) and as a result of such merger or consolidation the Notes become convertible solely into such common stock;

      (b) the term "Voting Stock" means, with respect to any Person, securities of any class or classes of capital stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other governing body of such Person.

      (c) the term "Disqualified Capital Stock" means any capital stock of a Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Notes, for cash or securities constituting indebtedness of such Person.

                                   ARTICLE 5
                                EVENTS OF DEFAULT

      Section 5.01. Additional Events Of Default. Pursuant to Sections 301(16) and 501(7) of the Indenture, so long as any of the Notes are outstanding, the following shall be an Event of Default with respect to the Notes, in addition to the Events of Default contained in Section 501 of the Indenture:

      (a) The Company defaults in the payment of the principal amount, Redemption Price, Purchase Price or Change of Control Purchase Price with respect to any Note when such becomes due and payable.

      (b) The Company defaults in payment of any accrued and unpaid interest which default continues for 30 days.

      (c) The Company fails to convert any portion of the principal amount of a
Note in accordance with its terms following exercise by the Holder of the right to convert such Note.

      SECTION 5.02. Amendment. Section 501 of the Indenture is hereby amended solely with respect to a series of Securities that consists of the Notes, as follows:

      (a) By amending paragraph (4) of Section 501 by deleting the number "90" appearing therein and replacing it with number "60" and by adding the words "of that series" immediately after the words "Outstanding Securities" appearing therein.

      (b) By amending paragraph (5) of Section 501 by deleting the number "90" appearing therein and replacing it with the number "60".

      (c) By deleting the period at the end of paragraph (7) of Section 501 and replacing it with "; or", and adding the following paragraph immediately after paragraph (7) in Section 501:

      (8) if any event of default, as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company for money borrowed, whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in such indebtedness in principal amount in excess of $35,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder.

                                   ARTICLE 6
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

      SECTION 6.01. With Consent of Holders. Pursuant to Section 902 of the Indenture, so long as any of the Notes are outstanding, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 513 of the Indenture, may not (in addition to the events described in paragraphs (1) through (3) of Section 902 of the Indenture):

      (a) make any change that impairs or adversely affects the right to convert any Notes into Common Stock;

      (b) impair or adversely affect the right of a Holder to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes;

      (c) make any change that adversely affects the right to require the Company to purchase the Notes pursuant to and in accordance with Article 4 hereof; or

      (d) reduce or impair or adversely affect the right of a Holder to receive the applicable Redemption Price set forth in Section 3.01 hereof or the Purchase Price or Change of Control Purchase Price pursuant to Article 4 hereof.

                                   ARTICLE 7
                                 MISCELLANEOUS

      SECTION 7.01. Application of Third Supplemental Indenture. Each and every term and condition contained in this Third Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes created hereby and not to any future series of Securities established under the Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with, this Third Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

      SECTION 7.02. Effective Date. This Third Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

      SECTION 7.03. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                             HCC INSURANCE HOLDINGS, INC.

                             By: /s/ Stephen L. Way
                                 ---------------------------------------------
                                     Stephen L. Way
                                     President and Chief Executive Officer

                             WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Trustee

                             By: /s/ Kevin Dobrava
                                 ---------------------------------------------
                                     Kevin M. Dobrava
                                     Vice President

                                                                       EXHIBIT A

                               [Face of Security]
                    2.00% Convertible Exchange Notes due 2021

      If the registered owner of this security is The Depository Trust Company or a nominee thereof, the following legend is applicable: THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY (AS HEREINAFTER DEFINED) OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY," OR "DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. ____________                                                      $[ ]

      HCC INSURANCE HOLDINGS, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of [ ] and no/100 Dollars ($[ ]) on September 1, 2021.

      Interest Payment Dates: March 1 and September 1, commencing March 1, 2005.

      Record Dates: February 15 and August 15

      Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: November 23, 2004              HCC INSURANCE HOLDINGS, INC.

                                      By: __________________________________
                                          Stephen L. Way
                                          President and Chief Executive Officer

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Trustee

By:____________________________________
       Kevin M. Dobrava
       Vice President

                               [Back of Security]
                    2.00% Convertible Exchange Notes due 2021

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. HCC Insurance Holdings, Inc., a Delaware corporation (the "Company") promises to pay interest on the principal amount of the Notes at 2.00% per annum from November 23, 2004 until repayment in full at September 1, 2021, redemption or purchase. The Company shall pay interest, semi-annually in arrears on March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"), commencing on March 1, 2005. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. METHOD OF PAYMENT. Except as provided below, interest will be paid (i) on the Global Notes to DTC in immediately available funds, (ii) on any definitive Notes having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holders of such Notes; and (iii) on any definitive Notes having an aggregate principal amount of more than $2,000,000, by wire transfer in immediately available funds at the election of the Holders of these Notes.

      At Stated Maturity, the Company will pay interest on definitive Notes at the Company's office or agency, which initially will be the Corporate Trust Office of the Trustee.

      Principal on definitive Notes will be payable, upon Stated Maturity or when due, at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee.

      Subject to the terms and conditions of the Indenture, the Company will make payments in cash, shares of Common Stock or a combination thereof, as the case may be, in respect of Redemption Prices, Purchase Prices, Change of Control Purchase Prices and at Stated Maturity to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND SECURITY REGISTRAR. Initially, Wachovia Bank, National Association will act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

      4. INDENTURE. The Company issued the Notes under an Indenture, dated as of August 23, 2001 (the "Base Indenture"), as supplemented by the Third Supplemental Indenture dated as of November 23, 2004 (the "Third Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), between the Company and Wachovia Bank, National Association, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes issued under the Indenture are general unsecured obligations of the Company limited to $172,442,000] in aggregate principal amount.

      5. OPTIONAL REDEMPTION. At any time on or after September 1, 2007, the Company may redeem any portion of the Notes, in whole or in part, on at least 30 days, but no more than 60 days, notice at a Redemption Price equal to the principal amount of the Notes or such portion thereof plus accrued and unpaid interest on the Notes to, but excluding, the Redemption Date.

      In the event the Company redeems less than all of the outstanding Notes, the Notes to be redeemed shall be selected by the Trustee in accordance with
Section 1103 of the Indenture. If the Trustee selects a portion of a Holder's Notes for partial redemption and the Holder converts a portion of the same Notes, the converted portion will be deemed to be from the portion selected for redemption. The Company may not give notice of any redemption if the Company has defaulted in payment of interest and the default is continuing.

      6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed at such Holder's address of record. The Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the Redemption Date, interest ceases to accrue on the Notes or portions of them called for redemption.

      7. MANDATORY REDEMPTION. Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

      8. REPURCHASE AT OPTION OF HOLDER. Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Notes held by such Holder on September 1, 2007, September 1, 2011 and September 1, 2016 (each, a "Purchase Date") at a Purchase Price equal to the principal amount of such Notes, plus accrued and unpaid interest on the Notes to, but excluding, the applicable Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture.

      The Purchase Price will be paid in cash subject to the terms and conditions of the Indenture.

      At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or a portion of the Notes held by such Holder 40 Business Days after the occurrence of a Change of Control of the Company occurring on or prior to September 1, 2007, for a Change of Control Purchase Price equal to the principal amount of such Notes, plus accrued and unpaid interest on the Notes to, but excluding, the Change of Control Purchase Date, which Change of Control Purchase Price shall be paid in cash.

      Holders have the right to withdraw any Purchase Notice or Change of Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

      If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change of Control Purchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Purchase Date or the Change of Control Purchase Date, as the case may be, is deposited with the

Paying Agent on the Business Day next following the Purchase Date or the Change of Control Purchase Date, as the case may be, interest will cease to accrue on such Notes (or portions thereof) immediately after such Purchase Date or Change of Control Purchase Date, as the case may be, whether or not such Notes have been delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change of Control Purchase Price, as the case may be, upon surrender of such Notes).

      9. CONVERSION. Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion set forth in Section 2.01 of the Third Supplemental Indenture), a Holder is entitled, at such Holder's option, to convert the Holder's Note (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect at the time of conversion and any Additional Common Stock that the Holder may be entitled to receive or, at the option of the Company, an equivalent cash amount. In addition, the Company may make an irrevocable election to convert the Holder's Note into cash and shares of the Company's Common Stock as set forth in
Section 2.01(g) of the Third Supplemental Indenture.

      The Company will notify Holders of any event triggering the right to convert the Holder's Note as specified above in accordance with the Indenture.

      A Note in respect of which a Holder has delivered a Purchase Notice or Change of Control Purchase Notice, as the case may be, exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Purchase Notice or Change of Control Purchase Notice, as the case may be, is withdrawn in accordance with the terms of the Indenture.

      The initial Conversion Rate is 31.25, subject to adjustment in certain events described in the Indenture.

      To convert a Note, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and
(4) pay any transfer or similar tax, if required.

      No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.

      Notes that are surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Notes or portions thereof which have been called for redemption or in respect of which a Purchase Notice or Change of Control Purchase Notice delivered by the Holder has not been withdrawn, the conversion rights of which would terminate during the period between such Regular Record Date and the close of business on such Interest Payment Date) be accompanied by payment in immediately available funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Notes being surrendered for conversion; provided, however, that no such payment shall be required if there shall exist at the time of conversion a default in the payment of interest on the Notes. No payment or adjustment shall be made upon any conversion on account of any interest accrued on the Notes surrendered for conversion from the Interest Payment Date immediately preceding the day of conversion, or on account of any dividends on the Common Stock issued upon conversion. Rather, such amount shall be deemed to be paid in full to the Holder through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock, in exchange for the Note being converted pursuant to the provisions hereof, and the Market Price of such shares of Common Stock (together with any such cash payment in lieu of fractional shares), or cash or a combination of cash and Common Stock, shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest and the balance, if any, of the Market Price of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Note being converted pursuant to the provisions hereof. In addition, no adjustment or payment shall be made upon any conversion on account of any dividends on the Common Stock issued upon conversion. In addition, Holders shall not be entitled to receive any dividends payable to holders of Common Stock as of any Record Date before the close of business on the conversion date.

      If the Company (i) is a party to a consolidation, merger or binding share exchange or (ii) reclassifies the Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Note into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

      The above description of conversion of the Security is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

      10. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

      11. PERSONS DEEMED OWNERS. The registered Holder of this Note may be treated as its owner for all purposes.

      12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in the Indenture, (i) the Third Supplemental Indenture or the Notes may be amended with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Without the consent of any Holder of the Notes, the Third Supplemental Indenture or the Notes may be amended or supplemented to, in addition to other events more fully described in the Indenture, cure any ambiguity, defect or inconsistency, to establish the form or terms of the Securities to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in the Indenture, to secure the Securities, and to make any change that does not materially adversely affect the interests of any Holder under the Indenture.

      13. DEFAULTS AND REMEDIES. If any Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

      14. TRUSTEE DEALINGS WITH COMPANY. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

      15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or shareholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability including any rights against any general partner of the Company in its capacity as general partner. The waiver and release are part of the consideration for the issuance of the Notes.

      16. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      19. UNCLAIMED MONEY OR SECURITIES. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

      20. GOVERNING LAW. THE INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                   HCC Insurance Holdings, Inc.
                                   13403 Northwest Freeway
                                   Houston, Texas  77040
                                   Attn: Christopher L. Martin

                                 ASSIGNMENT FORM

                 To assign this Security,fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________
________________________________________________________________________________
                   (Insert assignee's soc. sec. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: __________________   Your Signature: _______________________________

________________________________________________________________________________
     (Sign exactly as your name appears on the other side of this Security)

                                CONVERSION NOTICE

    To convert this Security into Common Stock of the Company, check the box:

                                       [ ]

To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$_______________________________________________________________________________

If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________

________________________________________________________________________________
                 (Insert other person's soc. sec. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
            (Print or type other person's name, address and zip code)

________________________________________________________________________________

Date: __________________   Your Signature: ___________________________________

________________________________________________________________________________
     (Sign exactly as your name appears on the other side of this Security)